UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

NMI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4914248
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Powell Street, 12th Floor Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:  333-191635

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class

None

Item 1.         Description of Securities To Be Registered.

A description of the Class A Common Stock, par value $0.01 per share, of NMI Holdings, Inc. (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File. No. 333-191635) initially filed with the Securities and Exchange Commission on October 9, 2012, as amended from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.         Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NMI Holdings, Inc.

Date: November 4, 2013

By:	/s/ Glen S. Corso
	Name:	Glen S. Corso
	Title:	Executive Vice President, General Counsel

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